As filed with the Securities and Exchange Commission on March 13, 2001

Registration No. 333-7374

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REUTERS GROUP PLC
(Exact name of Registrant as Specified in Its Charter)

England and Wales
(State or Other Jurisdiction of Incorporation or Organization)

None
(I.R.S. Employer Identification Number)

85 Fleet Street
London EC4P 4AJ, England
011-44-20-7250-1122
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Nancy C. Gardner
Reuters America Inc.
1700 Broadway
New York, NY 10019
(212) 603-3300
(Name and Address and Telephone Number of Agent for Service)

Copies of Communications to:

John O’Connor
Sullivan & Cromwell
St. Olave’s House
9a Ironmonger Lane
London EC2V 8EY, England
011-44-20-7710-6515

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Explanatory Note

     This document constitutes Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (Registration No. 333-7374) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of Reuters Group PLC (“Reuters”). The Registration Statement related to ordinary shares of Reuters (the “Shares”) to be delivered upon exchange of sterling-denominated 2½% Exchangeable Notes due 2004 (the “Bonds”) issued by Daily Mail and General Trust plc (“Daily Mail”). Based on the current facts and circumstances of the relationship between Reuters and Daily Mail, it is Reuters’view that Daily Mail is not an affiliate of Reuters (within the meaning of the Securities Act) and that, accordingly, registration of the Shares under the Securities Act is no longer required for the delivery of such Shares upon exchange of the Bonds in the manner contemplated by the terms of the Bonds. By way of this Post-Effective Amendment No. 2 to the Registration Statement, Reuters deregisters any Shares registered under the Registration Statement that have not been delivered upon exchange of the Bonds.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on March 13, 2001.

REUTERS GROUP PLC By: /s/ David John Grigson —————————————— David John Grigson Finance Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 13, 2001.

Name	Title

* ——————————————— Sir Christopher Anthony Hogg	Chairman and Director

* ——————————————— Peter James Denton Job	Chief Executive Officer and Director (Principal Executive Officer)

——————————————— Thomas Henry Glocer	Chief Executive Officer Designate and Director

/s/ David John Grigson ——————————————— David John Grigson	Finance Director and Director (Principal Financial and Accounting Officer)

* ——————————————— Sir John Anthony Craven	Director

——————————————— Philip Nevill Green	Director

——————————————— Edward Kozel	Director

——————————————— Dennis Malamatinas	Director

Name	Title

* ——————————————— Jean-Claude Marchand	Director

* ——————————————— Roberto G. Mendoza	Director

* ——————————————— Richard Lake Olver	Director

/s/ Robert Oscar Rowley ——————————————— Robert Oscar Rowley	Director

* ——————————————— Charles James Francis Sinclair	Director

——————————————— Ian Charles Strachan	Director

* ——————————————— Nancy C. Gardner	Authorized U.S. Representative

*By:	/s/ Robert Oscar Rowley —————————————————————— Robert Oscar Rowley Attorney-in-Fact